CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A (File No. 33-81800) of our report dated February 8, 2001 relating to the financial statements and financial highlights appearing in the December 31, 2000 Annual Report to the Shareholders of the BB&T Growth and Income Fund and our reports dated February 20, 2001, relating to the financial statements and financial highlights appearing in the December 31, 2000 Annual Reports to Shareholders of AmSouth Select Equity Fund, AmSouth Equity Income Fund, AmSouth MidCap Fund, AmSouth Small Cap Fund, AmSouth International Equity Fund and AmSouth Enhanced Market Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statements of Additional Information.


/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
May 1, 2001